                                    FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Quotesmith.com, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                           58-1521612
--------------------------------------------------------------------------------
(State of incorporation or organization)                (I.R.S. employer
                                                       Identification No.)

8205 South Cass Avenue, Suite 102                       Darien, IL  60561
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                  Name of each exchange on which
             To be so registered                  each class is to be registered


       -------------------------------           -------------------------------

       -------------------------------           -------------------------------

       -------------------------------           -------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

             333-79355
---------------------------------------------------------------- (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
--------------------------------------------------------------------------------
                                (Title of class)

                        Preferred Stock Purchase Rights
--------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the information set forth under the captions "Description of Capital Stock -- Common Stock" and "-- Rights Plan" set forth in its preliminary prospectus dated July 12, 1999 included in Amendment No. 3 to its Registration Statement on From S-1 (Registration No. 333-79355), filed with the Securities and Exchange Commission on July 12, 1999 which information is qualified in its entirety by reference to the Registrant's Restated Certificate of Incorporation and By-Laws, each of which is attached hereto as an exhibit. The sections "Description of Capital Stock - Common Stock" and "-- Rights Plan" will be included in a form of prospectus which subsequently will be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and shall be deemed incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS.

3.1 Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on From S-1 (File No. 333-79355) of the Registrant, as amended).

3.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-79355) of the Registrant, as amended).

4.2      Form of Common Stock Certificate (incorporated by reference to Exhibit
         4.2 to the Registration Statement on Form S-1 (File No. 333-79355) of the Registrant, as amended).

4.3 Form of Rights Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-79355) of the Registrant, as amended).

4.3(a) Form of Certificate of Designation Preferences and Rights (incorporated by reference to Exhibit 4.3(a) of the Registration Statement on Form S-1 (File No. 333-79355) of the Registrant, as amended).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         (Registrant)               Quotesmith.com, Inc.
                      ----------------------------------------------------------


Date July 21, 1999
     -------------------------------

                                              By: /s/ Robert S. Bland
                                                 -------------------------------
                                                  Robert S. Bland
                                                  President and Chief Executive
                                                   Officer